EXHIBIT 8.1

LIST OF COMPANY’S SUBSIDIARIES

Before July 31, 2008:

Exact name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization
Impulsora e Inmobiliaria Regional, S.A. de C.V.	United Mexican States
Instalaciones y Contrataciones, S.A. de C.V.	United Mexican States
Servicios Axtel, S.A. de C.V.	United Mexican States
Avantel, S. de R.L. de C.V.	United Mexican States
Avantel Infraestructura, S. de R.L. de C.V.	United Mexican States
Avantel Servicios, S.A. de C.V.	United Mexican States
Avantel Equipos, S.A. de C.V.	United Mexican States
Avantel Recursos, S.A. de C.V.	United Mexican States
Avantel Telecomunicaciones, S.A. de C.V.	United Mexican States
Adequip, S.A. de C.V.	United Mexican States
Telecom Networks, Inc.	Delaware, USA.

After July 31, 20081:

Exact name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization
Instalaciones y Contrataciones, S.A. de C.V.	United Mexican States
Servicios Axtel, S.A. de C.V.	United Mexican States
Avantel, S. de R.L. de C.V.	United Mexican States
Avantel Infraestructura, S. de R.L. de C.V.	United Mexican States
Telecom Networks, Inc.	Delaware, USA.

[1]
On July 31, 2008, the subsidiaries of the Borrower mentioned below, merged into Servicios Axtel, S.A. de C.V. (“SAX”) with the latter being the surviving entity.  The subsidiaries of the Borrower that merged with and into SAX are (1) Impulsora e Inmobiliaria Regional, S.A. de C.V.; (2) Adequip, S.A. de C.V.; (3) Avantel Equipos, S.A. de C.V.; (4) Avantel Recursos, S.A. de C.V.; (5) Avantel Servicios, S.A. de C.V. and (6) Avantel Telecomunicaciones, S.A. de C.V.